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                                 EXHIBIT (14)
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                               POWERS OF ATTORNEY
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                               POWER OF ATTORNEY
                                WITH RESPECT TO
                    PFL RETIREMENT BUILDER VARIABLE ANNUITY


Know all men by these presents that Brenda K. Clancy, whose signature appears below, constitutes and appoints Larry G. Brown and Craig D. Vermie, and each of them, her attorneys-in-fact, each with the power of substitution, for her in any and all capacities, to sign any registration statements and amendments thereto for the PFL Retirement Builder Variable Annuity, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute, may do or cause to be done by virtue hereof.


                                                /s/ Brenda K. Clancy
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                                                Brenda K. Clancy
                                                Treasurer
                                                PFL Life Insurance Company

December 5, 1996
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Date